UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2024

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCSG	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Current Report”) under the captions “Transaction Support Agreement”, “Debtor-in-Possession Term Credit Agreement”, “Debtor-in-Possession ABL Credit Agreement” and “Exit Facilities Agreements” is hereby incorporated by reference in this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

Transaction Support Agreement

On December 21, 2024, The Container Store Group, Inc. (the “Company”) and certain of its domestic subsidiaries (collectively with the Company, the “Debtors”) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with certain holders of over 90% of the total claims arising under the Company’s senior secured term loan credit facility (the “Consenting Term Lenders”), and certain stockholders of the Company, including Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and TCS CO-INVEST LLC. In accordance with the terms of the Transaction Support Agreement, on December 22, 2024 (the “Petition Date”), the Debtors commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), providing for a court-administered reorganization pursuant to a prepackaged joint plan of reorganization (the “Plan”).

The Company’s material relationships with certain parties are described under “Policies and Procedures for Related Person Transactions” beginning on page 52 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 9, 2024, which description is incorporated herein by reference.

In accordance with the Transaction Support Agreement, the parties have agreed to support, approve, implement and enter into definitive documents to effect the transactions contemplated by the Plan, including a restructuring of the Company’s outstanding debt. If confirmed by the Bankruptcy Court, the Plan would implement a series of transactions that would result in, among other things, all issued and outstanding shares of the Company’s common stock being canceled and extinguished without consideration being provided to holders of such common stock. Following the effective date of the Plan (the “Plan Effective Date”) and consummation of the transactions contemplated thereby, the Company has agreed to terminate its reporting obligations under the Exchange Act and intends to continue as a private company.

Pursuant to the Transaction Support Agreement, the Debtors have agreed to use commercially reasonable efforts to meet several milestones in connection with the Chapter 11 Cases, including, among others, (a) having the Bankruptcy Court enter the order confirming the Plan (the “Confirmation Order”) no later than 34 calendar days following the Petition Date, and (b) consummating the transactions under the Plan and having the Plan Effective Date occur no later than 14 calendar days following the entry of the Confirmation Order. However, there can be no assurance that the foregoing milestones will be met on such dates, if at all.

The Transaction Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto. The transactions contemplated by the Transaction Support Agreement, including the Plan Effective Date, are subject to and conditioned upon, among other things, approval of the Plan by the Bankruptcy Court.

Additionally, as described below and subject to the approval of the Bankruptcy Court, the Company plans to enter into a replacement senior secured asset based revolving credit facility (the “DIP ABL Credit Facility”). The proceeds from the DIP ABL Credit Facility will be used to repay in full the outstanding claims arising under the Company’s existing senior secured asset based revolving credit facility and cash collateralize all outstanding letters of credit thereunder, and, on the Plan Effective Date, the DIP ABL Credit Facility will convert into an exit senior secured asset based revolving credit facility pursuant to the terms of the DIP/Exit ABL Commitment Letter (as defined below).

The foregoing summary of the Transaction Support Agreement and the DIP/Exit ABL Commitment Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Transaction Support Agreement and the DIP/Exit ABL Commitment Letter, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Commencement of Solicitation

On December 21, 2024, in accordance with the Transaction Support Agreement, the Company commenced solicitation of the votes necessary to approve the Plan and effectuate the transactions contemplated thereby, including by distributing the Plan, a disclosure statement relating to the Plan (the “Disclosure Statement”), and other solicitation materials to certain holders of claims against the Company that are entitled to vote on the Plan.

This Current Report is not an offer or a solicitation with respect to any securities or a solicitation of acceptances of a chapter 11 plan within the meaning of Section 1125 or Section 1126 of the Bankruptcy Code. Any such offer or solicitation will comply with all applicable securities laws and/or provisions of the Bankruptcy Code.

Voluntary Petitions for Bankruptcy

On the Petition Date (i.e., December 22, 2024), the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court in accordance with the terms of the Transaction Support Agreement. The Debtors have requested that the Chapter 11 Cases be jointly administered for procedural purposes only under the caption In re The Container Store Group, Inc., et al. The Debtors intend to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to facilitate the Debtors’ ability to continue their ordinary course operations during the pendency of the Chapter 11 Cases.

On the Petition Date, the Debtors also filed the Plan, which contemplates that all allowed general unsecured claims will be paid in full or otherwise be unimpaired. As a result, the Debtors expect to continue operating as normal, and do not expect customers, vendors, and other trade creditors to see any disruption in the Debtors’ operations or business.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://www.veritaglobal.net/thecontainerstore, a website administered by Kurtzman Carson Consultants, LLC d/b/a Verita Global, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report.

Debtor-in-Possession Term Credit Agreement

Subject to the approval of the Bankruptcy Court, the Debtors expect to enter into a Senior Secured Super-Priority Priming Debtor-in-Possession Term Loan Credit Agreement (the “DIP Term Credit Agreement”) with the lenders named therein (the “DIP Term Lenders”), substantially in the form attached hereto as Exhibit 10.3.

If the DIP Term Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP Term Lenders will provide a senior secured super-priority priming debtor-in-possession term loan credit facility in an aggregate principal amount of up to $115.0 million (the “DIP Term Loan Facility”), consisting of (i) $40.0 million in new money term loans (the “First-Out DIP Term Loans”) and (ii) $75.0 million of outstanding claims under the Company’s existing senior secured term loan credit facility converted and exchanged into term loans under the DIP Term Loan Facility (the “Second-Out DIP Term Loans,” and together with the First-Out DIP Term Loans, collectively, the “DIP Term Loans”). Borrowings under the DIP Term Loan Facility would be senior secured obligations of the Debtors, secured by a super-priority lien on the collateral under the DIP Term Loan Facility, which includes substantially all of the Debtors’ assets, but subject to the collateral priorities set forth in the DIP Orders (as defined below), the intercreditor agreement and other applicable loan and security documents. The DIP Term Credit Agreement contains various customary representations, warranties and covenants of the Debtors.

All holders of claims arising under the Company’s existing senior secured term loan credit facility (“Prepetition Term Loan Claims”) have been (or will be) offered the opportunity to participate and fund their pro rata share of the DIP Term Loan Facility. To the extent any eligible holders do not elect to participate in the DIP Term Loan Facility and fund their pro rata share, certain of the Consenting Term Lenders (the “DIP Backstop Parties”) have agreed to backstop and provide the DIP Term Loans based on such DIP Backstop Parties’ pro rata holdings of Prepetition Term Loan Claims.

The DIP Term Loan Facility matures on the earliest to occur of (i) March 31, 2025, (ii) 11:59 p.m. New York City Time on the date that is three (3) business days after the Petition Date if the Bankruptcy Court has not entered an order approving the DIP Term Loan Facility on an interim basis (the “Interim DIP Order”), (iii) 11:59 p.m. New York City Time on the date that is thirty-four (34) days after the Petition Date if the Bankruptcy Court has not entered an order approving the DIP Term Loan Facility on a final basis (the “Final DIP Order” and, together with the Interim DIP Order, the “DIP Orders”), (iv) the Plan Effective Date, (v) termination of the Transaction Support Agreement, (vi) acceleration as a result of an event of default under the DIP Term Credit Agreement that is continuing, (vii) the date the Bankruptcy Court orders a conversion of the Chapter 11 Cases to a chapter 7 liquidation or the dismissal of the Chapter 11 Case of any Debtor, and (viii) the closing of a sale of all or substantially all of the assets of the Debtors.

The First-Out DIP Term Loans will accrue interest at a rate of Term SOFR plus 6.50% per annum, payable monthly in cash, subject to a 2.00% Term SOFR floor; provided, that interest payable on First-Out DIP Term Loans up to 5.50% per annum may be paid in kind, in the form of additional First-Out DIP Term Loans.

The Second-Out DIP Term Loans will accrue interest at a rate of Term SOFR plus 5.00% per annum, payable semi-annually in cash, subject to a 2.00% Term SOFR floor; provided, that interest payable on Second-Out DIP Term Loans up to 4.00% per annum may be paid in kind, in the form of additional Second-Out DIP Term Loans.

The DIP Term Credit Agreement contains various customary events of default. If any amount owed under the DIP Term Loan Facility is not paid when due (regardless of any applicable grace periods), such overdue amounts will bear interest at the otherwise applicable rate, plus and an additional 2.0% per annum.

Fees and expenses under the DIP Term Loan Facility include (i) a put option premium equal to 5.0% of the aggregate amount of First-Out DIP Term Loans, payable in kind as additional First-Out DIP Term Loans to the DIP Backstop Parties in exchange for their agreement to backstop the DIP Term Loans, (ii) a commitment premium equal to 2.00% of the aggregate amount of commitments to fund the First-Out DIP Term Loans, payable in kind as additional First-Out DIP Term Loans to the lenders of the First-Out DIP Term Loans, and (iii) an equity premium to each holder of the First-Out DIP Term Loans, entitling such lender to receive its pro rata share of 64% of the new equity interests in the reorganized Company, subject to dilution on account of a new management incentive plan (the “Equity Premium”). The Equity Premium will be payable upon the Plan Effective Date, in accordance with the terms and conditions of the DIP Term Loan Facility and Plan. Accordingly, parties providing the DIP Term Loan Facility are expected to receive, subject to confirmation of the Plan and the occurrence of the Plan Effective Date, 64.0% in the aggregate of the common equity interests of the reorganized Company, with the holders of the Prepetition Term Loan Claims receiving the remaining 36.0% of the common equity interests of the reorganized Company, in each case subject to dilution by the management incentive plan to be adopted by the new board of directors or managers of the reorganized Company following the Plan Effective Date.

The foregoing summary of the DIP Term Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the DIP Term Credit Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Debtor-in-Possession ABL Credit Agreement

Subject to the approval of the Bankruptcy Court, the Debtors expect to enter into a Senior Secured Super-Priority Debtor-in-Possession Asset-Based Revolving Credit Agreement (the “DIP ABL Credit Agreement”) with the lenders named therein (the “DIP ABL Lenders”), substantially in the form attached hereto as Exhibit 10.4.

If the DIP ABL Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP ABL Lenders will provide a super-priority senior secured debtor-in-possession asset based revolving credit facility in an aggregate principal amount of up to $140.0 million (such loans, the “DIP ABL Loans”). Borrowings under the DIP ABL Credit Facility will be subject to a customary borrowing base for asset-based revolving facilities of this kind, and would be senior secured obligations of the Debtors, secured by a super-priority lien on the collateral under the DIP ABL Credit Facility, which includes substantially all of the Debtors’ assets, but subject to the collateral priorities set forth in the DIP Orders, the intercreditor agreement and other applicable loan and security documents. The DIP ABL Credit Agreement contains various customary representations, warranties and covenants of the Debtors.

Upon the Bankruptcy Court’s approval of the DIP ABL Credit Agreement, the Debtors will use the proceeds from such facility to repay, in full, all outstanding amounts owed under, and to cash collateralize all outstanding letters of credit under (at 105% the face amount thereof), the Company’s existing senior secured asset based revolving credit facility, and such facility will be terminated and of no further force and effect.

The DIP ABL Credit Facility matures on the earliest to occur of (i) twenty (24) months from the Petition Date, (ii) the date of consummation of a sale and/or other disposition of all or substantially all of the working capital assets of the Company under section 363 of the Bankruptcy Code, (iii) 34 days after the Petition Date if the Bankruptcy Court has not approved the DIP ABL Credit Facility on a final basis, (iv) the effective date of a plan of reorganization filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Bankruptcy Court and (v) the acceleration of the DIP ABL Loans and the termination of the commitments under the DIP ABL Credit Facility in accordance with the DIP ABL Credit Agreement.

The DIP ABL Loans will accrue interest at a rate of Term SOFR plus 4.25% per annum, payable monthly in cash, subject to a 2.00% Term SOFR floor.

The DIP ABL Credit Agreement contains various customary events of default. During the continuance of an event of default, all obligations under the DIP ABL Credit Facility will bear interest at the otherwise applicable rate, plus and an additional 2.0% per annum.

Fees and expenses under the DIP ABL Credit Facility include (i) a closing fee equal to 1.25% of the aggregate amount of DIP ABL Loans and (ii) a 0.50% per annum fee equal to the daily unused portion of the maximum commitments under the DIP ABL Credit Facility.

The foregoing summary of the DIP ABL Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the DIP ABL Credit Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Exit Facilities Agreements

Subject to the approval of the Bankruptcy Court, the Debtors have also agreed to enter into an exit term loan credit agreement with the DIP Term Lenders on the Plan Effective Date, which will provide for: $115.0 million aggregate principal amount of exit term loans consisting of (a) first-out exit term loans (plus accrued interest and fees payable in kind, if any) comprised of converted First-Out DIP Term Loans in the same aggregate principal amount (plus accrued interest and fees payable in kind, if any) based on amounts outstanding under the DIP Term Loan Facility on the Plan Effective Date and (b) second-out exit term loans (plus accrued interest and fees payable in kind, if any) comprised of converted Second-Out DIP Term Loans in the same aggregate principal amount (plus accrued interest and fees payable in kind, if any) based on amounts outstanding under the DIP Term Loan Facility on the Plan Effective Date.

In connection with that certain DIP/Exit ABL financing commitment letter (the “DIP/Exit ABL Commitment Letter”) substantially in the form attached hereto as Exhibit 10.2, the Debtors, the DIP ABL Lenders and the Consenting Term Lenders have also agreed to exchange and convert the DIP ABL Credit Facility into an exit senior secured asset based revolving credit facility as contemplated in the Plan, the Transaction Support Agreement, and the DIP/Exit ABL Commitment Letter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following material debt instruments and agreements (the “Debt Documents”):

•	approximately $163 million of term loan borrowings (plus any accrued but unpaid interest in respect thereof) under that certain Credit Agreement, dated as of April 6, 2012 (as amended, modified, extended, restated, replaced, or supplemented to date) among TCS, the guarantors party thereto, including the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto; and

•	approximately $80 million of revolving borrowings (plus any accrued but unpaid interest in respect thereof, but excluding letters of credit issued and outstanding thereunder) under that certain Credit Agreement, dated as of April 6, 2012 as amended, modified, extended, restated, replaced, or supplemented to date) among TCS, the guarantors party thereto, including the Company, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.

The Debt Documents provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder will be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

Press Release

On December 23, 2024, the Company issued a press release announcing the Chapter 11 Cases and other matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities (including its common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
10.1	Transaction Support Agreement, dated December 21, 2024, by and among The Container Store Group, Inc. and the other parties thereto.
10.2	DIP/Exit ABL Commitment Letter, dated December 21, 2024, by and among The Container Store Group, Inc. and the other parties thereto.
10.3	Form of Debtor-in-Possession Term Credit Agreement.
10.4	Form of Debtor-in-Possession ABL Credit Agreement.
99.1	Press Release, dated December 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Company’s ability to continue operating its business and implement the restructuring pursuant to the Chapter 11 Cases and the Plan, including the timetable of completing such transactions, if at all. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our expectation that our operations will continue in the normal course following the commencement of the Chapter 11 proceedings, potential risks associated with Chapter 11 proceedings, potential risks associated with trading on the OTC Market, including liquidity constraints and limited regulatory oversight, risks related to our indebtedness may restrict our current and future operations, and we may not be able to comply with the covenants in our credit facilities or refinance or amend our credit facilities on favorable terms, or at all; there is substantial doubt regarding our ability to continue as a going concern; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on May 28, 2024, as updated by our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2024, filed with the SEC on October 30, 2024 and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: December 23, 2024	By:	/s/ Jeffrey A. Miller
Jeffrey A. Miller
Chief Financial Officer